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                                                                    EXHIBIT 23.1


                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
FirstSense Software, Inc.:


We consent to the inclusion of our report dated April 5, 2000, with respect to the balance sheets of FirstSense Software, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the Form 8-K/A of Concord Communications, Inc. dated April 19, 2000.



/s/ KPMG LLP


Boston, Massachusetts
April 19, 2000